Exhibit A:
Apax Managers Europe is the discretionary investment manager of the Europe V Funds (as defined below). Apax Europe V GP Co Limited is the general partner of Apax Europe V GP, L.P., a Delaware limited partnership (the “General Partner of the Europe V Funds”). The General Partner of the Europe V Funds is the general partner of certain private equity funds, including: (i) Apax Europe V-A, L.P., a Delaware limited partnership (“Europe V-A”), (ii) Apax Europe V-B, L.P., an English limited partnership (“Europe V-B”), (iii) Apax Europe V-C GmbH & Co. KG, a German limited partnership (“Europe V-C”), (iv) Apax Europe V-D, L.P., an English limited partnership (“Europe V-D”), (v) Apax Europe V-E, L.P., an English limited partnership (“Europe V-E”), (vi) Apax Europe V-F, C.V., a Dutch limited partnership (“Europe V-F”), (vii) Apax Europe V-G, C.V., a Dutch limited partnership (“Europe V-G”), (viii) Apax Europe V-1, L.P., an English limited partnership (“Europe V-1”), and (ix) Apax Europe V-2, L.P., an English limited partnership (“Europe V-2” and, together with Europe V-A, Europe V-B, Europe V-C, Europe V-D, Europe V-E, Europe V-F, Europe V-G and Europe V-1, the “Europe V Funds”). Apax Europe Managers owns all of the issued share capital of APAX WW Nominees Ltd. (“Apax WW Nominees”), a corporation organized under the laws of England & Wales. Apax WW Nominees is the registered owner of 1,384,663 shares of the common stock of Celldex Therapeutics, Inc. These shares are beneficially owned by the Apax Europe V Funds as follows: Europe V-A: 865,465 shares (5.47%); Europe V-B: 155,670 shares (0.98%); Europe V-C: 88,500 shares (0.56%); Europe V-D: 116,638 shares (0.73%); Europe V-E: 116,167 shares (0.73%); Europe V-F: 20,435 shares (0.13%); Europe V-G: 20,435 shares (0.13%); Europe V-1: 661 shares (0.01%); and Europe V-2: 692 shares (0.01%).
Therefore, Apax Managers Europe and Apax Europe V GP Co. Limited each has sole dispositive power with respect to, and is the beneficial owner of, an aggregate of 1,384,663 shares of the common stock of Celldex Therapeutics, Inc. nominally owned by Apax WW Nominees and beneficially owned by the Europe V Funds as indicated above.

Page 7 of 7 Pages